EXHIBIT 21
Schedule of Subsidiaries
(as of December 31, 2016)

STEEL PARTNERS HOLDINGS GP INC., a Delaware corporation.
SPH GROUP LLC, a Delaware limited liability company.
SPH GROUP HOLDINGS LLC, a Delaware limited liability company.
STEEL SERVICES LTD, a Delaware corporation.
BNS LIQUIDATING TRUST, a Delaware company.
SP ASSET MANAGEMENT LLC, a Delaware limited liability company.
CHINA ACCESS PAPER INVESTMENT COMPANY LIMITED, a corporation organized under the laws of Mauritius.
WF ASSET CORP., a Delaware corporation.
WEBFINANCIAL HOLDING CORPORATION, a Delaware corporation.
DGT HOLDINGS CORP., a Delaware corporation.
HANDY & HARMAN LTD., a Delaware corporation.
STEEL EXCEL INC., a Delaware corporation.

WEBFINANCIAL HOLDING CORPORATION SUBSIDIARIES
WEBBANK, a Utah chartered industrial bank.
WORKING CAPITAL SOLUTIONS, INC., a Delaware corporation.
WEBFINANCIAL HOLDING LLC, a Delaware limited liability company.
API GROUP plc, a corporation organized under the laws of England and Wales.
API GROUP SERVICES LIMITED, a corporation organized under the laws of England and Wales.
API HOLOGRAPHICS LIMITED, a corporation organized under the laws of England and Wales.
API LAMINATES LIMITED, a corporation organized under the laws of England and Wales.
API OVERSEAS HOLDINGS LIMITED, a corporation organized under the laws of England and Wales.
API-STACE LIMITED, a corporation organized under the laws of England and Wales.
API FOILS HOLDINGS LIMITED, a corporation organized under the laws of England and Wales.
API (USA) HOLDINGS LIMITED, a Delaware corporation.
API FOILS, INC., a Delaware corporation.
API DEUTSCHLAND GMBH, a corporation organized under the laws of Germany.
API FOILS ASIA LIMITED, a corporation organized under the laws of China.
API FOILS ITALIA SRL, a corporation organized under the laws of Italy.
API FOILS LIMITED, a corporation organized under the laws of Scotland.
API FOILS NEW ZEALAND LIMITED, a corporation organized under the laws of New Zealand.
API FOILS PTY LIMITED, a corporation organized under the laws of Australia.
API FOILS SAS, a corporation organized under the laws of France.
API FOLIE POLSKA Sp. Z o.o., a corporation organized under the laws of Poland.
API NETHERLANDS BV, a corporation organized under the laws of the Netherlands.

DGT HOLDINGS CORP. SUBSIDIARIES
DM IMAGING CORP., a Delaware corporation.
VILLA IMMOBILIARE SRL, Italy
RFI CORPORATION, a Delaware corporation.

HANDY & HARMAN LTD.

WHX CS CORPORATION, a Delaware corporation.

HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).

HANDY & HARMAN, a New York corporation (“HANDY & HARMAN”), a direct subsidiary of HHG.

BAIRNCO LLC, a Delaware limited liability company (“BAIRNCO”), a direct subsidiary of HHG.

HANDY & HARMAN HOLDING CORPORATION, a Delaware corporation, a direct subsidiary of HHG.

JPS INDUSTRIES HOLDINGS LLC. a Delaware corporation, a direct subsidiary of HHG.

SL INDUSTIRES, INC., a Delaware corporation, a direct subsidiary of HHG.

HANDY & HARMAN SUBSIDIARIES

DANIEL RADIATOR CORPORATION, a Texas corporation.

EAST 94th STREET HOLDINGS, INC., an Oklahoma corporation (formerly known as Continental Industries, Inc.).

H&H LTD., a corporation organized under the laws of Bermuda.

HANDY & HARMAN (Asia) S.A., a corporation organized under the laws of Panama.

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation.

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation.

HANDY & HARMAN ELE (ASIA) SND BHD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation.

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.

HANDY & HARMAN MANAGEMENT HOLDINGS (HK) LIMITED, a corporation organized under the laws of Hong Kong. (1)

HANDY & HARMAN MANUFACTURING (SINGAPORE) PTE. LTD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands. (1)

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation.

HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation).

INDIANA TUBE CORPORATION, a Delaware corporation.

INDIANA TUBE SOLUTIONS, S. De R.L. de C.V., a corporation organized under the law of Mexico. (1)

LUCAS-MILHAUPT, INC., a Wisconsin corporation.

LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China. (1)

LUCAS-MILHAUPT GLIWICE Sp. Z o.o., a corporation organized under the laws of Poland. (1)

LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong. (1)

LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France. (1)

LUCAS-MILHAUPT WARWICK LLC, a Delaware limited liability company. (1)

MICRO-TUBE FABRICATORS, INC., a Delaware corporation.

OCMUS, INC., an Indiana corporation (formerly known as Sumco, Inc.)

OMG, INC., a Delaware corporation (formerly known as Olympic Manufacturing Group, Inc.)

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation.

PAL-RATH REALTY, INC., a Delaware corporation.

THE NOMINATING TRUSTS (20 Grant Street Nominee Trust, 28 Grant Street Nominee Trust, 7 Orne Street Nominee Trust), trusts governed by Massachusetts law. (1)

460 WEST MAIN STREET HOLDING CORPORATION, a Delaware corporation (formerly know as Canfield Metal Coating Corporation).

BAIRNCO LLC SUBSIDIARIES

ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada. (2)

ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom. (2)

BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany. (2)

KASCO LLC, a Delaware limited liability company.

KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico. (2)

KASCO MEXICO LLC, a Delaware Limited Liability Company. (2)

JPS INDUSTRIES HOLDINGS LLC SUBSIDIARIES

JPS COMPOSITE MATERIALS CORPORATION, a Delaware corporation.

SL INDUSTRIES, INC. SUBSIDIARIES

CEDAR CORPORATION, a Nevada corporation. (3)

CEDRO DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico. (3)

CONDOR POWER SUPPLIES DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico. (3)

DAVALL GEARS LTD., a corporation organized under the laws of United Kingdom. (3)

INDUSTRIAS SL, S.A. DE C.V., a corporation organized under the laws of Mexico. (3)

MEX HOLDINGS, LLC, a Delaware corporation. (3)

MTE CORPORATION, a Wisconsin corporation. (3)

MTE POWER QUALITY SOLUTIONS PTE, LTD., a corporation organized under the laws of Singapore. (3)

SL DELAWARE, INC., a Delaware corporation.

SL DELAWARE HOLDINGS, INC., a Delaware corporation.

SL MONTEVIDEO TECHNOLOGY, INC., a Minnesota corporation. (3)

SL POWER ELECTRONICS LTD., a corporation organized under the laws of United Kingdom. (3)

SL POWER ELECTRONICS CORPORATION, a Delaware corporation. (3)

SL SHANGHAI INTERNATIONAL TRADING CORPORATION, a corporation organized under the laws of China. (3)

SL SHANGHAI POWER ELECTRONICS CORPORATION, a corporation organized under the laws of China. (3)

SL SURFACE TECHNOLOGIES, INC., a New Jersey corporation. (3)

SL XIANGHE POWER ELECTRONICS CORPORATION, a corporation organized under the laws of China. (3)

SLGC HOLDINGS, INC., a Delaware corporation. (3)

SLMTI DS LLC, a Delaware corporation. (3)

TPE DE MEXICO, S. DE R.L. DE C.V., a corporation organized under the laws of Mexico. (3)
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(1) Indirect wholly-owned subsidiary of Handy & Harman.
(2) Indirect wholly-owned subsidiary of Bairnco LLC.
(3) Indirect wholly-owned subsidiary of SL Industries, Inc.

STEEL EXCEL INC. SUBSIDIARIES
STEEL EXCEL, INC. (Delaware)

STEEL ENERGY SERVICES LTD. (Delaware)

SUN WELL SERVICE, INC. (North Dakota)

ROGUE PRESSURE SERVICES LTD. (Delaware)

BLACK HAWK ENERGY SERVICES, INC. (New Mexico)

STEEL SPORTS INC. (Delaware)

BASEBALL HEAVEN INC. (Delaware)

TORRANCE STRENGTH AND CONDITIONING LLC (California) - 86% owned

UK ELITE SOCCER INC. (New Jersey) - 80% owned